Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Second-Quarter Revenue of $13.5 Billion

News Summary:

•	Revenue of $13.5 billion, up 3 percent year-over-year and consistent with outlook

•	GAAP gross margin of 58.9 percent and non-GAAP gross margin of 61.8 percent exceeded outlook by almost a point

•	Generated approximately $3.8 billion in cash from operations, repurchased $804 million in stock, paid $1.2 billion in dividends with a current yield of about 3 percent^^

•	Restructuring initiative solidly on-track, accelerating Intel's transformation to a company powering the cloud and billions of smart, connected devices

SANTA CLARA, Calif., July 20, 2016 -- Intel Corporation today reported second-quarter GAAP revenue of $13.5 billion, operating income of $1.3 billion, net income of $1.3 billion and EPS of 27 cents. Intel reported non-GAAP operating income of $3.2 billion, net income of $2.9 billion and EPS of 59 cents. The company generated approximately $3.8 billion in cash from operations, paid dividends of $1.2 billion, and used $804 million to repurchase 26 million shares of stock.

“Second-quarter revenue matched our outlook and profitability was better than we expected," said Brian Krzanich, Intel CEO. "In addition, our restructuring initiative to accelerate Intel’s transformation is solidly on-track. We're gaining momentum heading into the second half. While we remain cautious on the PC market, we’re forecasting growth in 2016 built on strength in data center, the Internet of Things and programmable solutions.”
Q2 Key Business Unit Trends*

•	Client Computing Group revenue of $7.3 billion, down 3 percent sequentially and down 3 percent year-over-year

•	Data Center Group revenue of $4.0 billion, up 1 percent sequentially and up 5 percent year-over-year

•	Internet of Things Group revenue of $572 million, down 12 percent sequentially and up 2 percent year-over-year

•	Non-Volatile Memory Solutions Group revenue of $554 million, down 1 percent sequentially and down 20 percent year-over-year

•	Intel Security Group revenue of $537 million, flat sequentially and up 10 percent year-over-year

•	Programmable Solutions Group revenue of $465 million, up 30 percent sequentially. Note the comparable period did not include $99 million of revenue as a result of acquisition-related adjustments.

* The first quarter of 2016 had 14 weeks of business versus the typical 13 weeks, as the company realigned its fiscal year with the calendar year.

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GAAP Financial Comparison
Quarterly Year-Over-Year
	Q2 2016	Q2 2015	vs. Q2 2015
Revenue	$13.5 billion	$13.2 billion	up 3%
Gross Margin	58.9%	62.5%	down 3.6 points
R&D and MG&A	$5.2 billion	$5.0 billion	up 2%
Operating Income	$1.3 billion	$2.9 billion	down 54%
Tax Rate	20.4%	9.3%	up 11.1 points
Net Income	$1.3 billion	$2.7 billion	down 51%
Earnings Per Share	27 cents	55 cents	down 51%

Non-GAAP Financial Comparison
Quarterly Year-Over-Year
	Q2 2016	Q2 2015	vs. Q2 2015
Revenue	$13.5 billion ^	$13.2 billion ^	up 3%
Gross Margin	61.8%	63.1%	down 1.3 points
R&D and MG&A	$5.2 billion ^	$5.0 billion ^	up 2%
Operating Income	$3.2 billion	$3.3 billion	down 2%
Net Income	$2.9 billion	$3.1 billion	down 6%
Earnings Per Share	59 cents	62 cents	down 5%

GAAP Financial Comparison
Quarterly Sequential
	Q2 2016	Q1 2016	vs. Q1 2016
Revenue	$13.5 billion	$13.7 billion	down 1%
Gross Margin	58.9%	59.3%	down 0.4 points
R&D and MG&A	$5.2 billion	$5.5 billion	down 6%
Operating Income	$1.3 billion	$2.6 billion	down 49%
Tax Rate	20.4%	18.4%	up 2.0 points
Net Income	$1.3 billion	$2.0 billion	down 35%
Earnings Per Share	27 cents	42 cents	down 36%

Non-GAAP Financial Comparison
Quarterly Sequential
	Q2 2016	Q1 2016	vs. Q1 2016
Revenue	$13.5 billion ^	$13.8 billion	down 2%
Gross Margin	61.8%	62.7%	down 0.9 points
R&D and MG&A	$5.2 billion ^	$5.4 billion	down 4%
Operating Income	$3.2 billion	$3.3 billion	down 2%
Net Income	$2.9 billion	$2.6 billion	up 9%
Earnings Per Share	59 cents	54 cents	up 9%

^ No adjustment on a non-GAAP basis.
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Intel/Page 3

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 20.

The acquisition of Altera was completed in early fiscal year 2016. As a result of the Altera acquisition, we have acquisition-related charges that are primarily non-cash. Our guidance for the third quarter and full-year 2016 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q3 2016	GAAP	Non-GAAP	Range
Revenue	$14.9 billion	$14.9 billion ^	+/- $500 million
Gross margin percentage	60%	62%	+/- a couple pct. pts.
R&D plus MG&A spending	$5.1 billion	$5.1 billion ^	approximately
Amortization of acquisition-related intangibles included in operating expenses	$90 million	$0	approximately
Impact of equity investments and interest and other, net	$75 million net loss	$75 million ^ net loss	approximately
Depreciation	$1.5 billion	$1.5 billion ^	approximately

Full-Year 2016	GAAP	Non-GAAP	Range
Revenue	Mid-single digits	Mid-single digits	n/a
Gross margin percentage	60%	62%	+/- a couple pct pts
R&D plus MG&A spending	$20.8 billion	$20.7 billion	+/- $400 million
Restructuring and other charges	$1.6 billion	$0	approximately
Amortization of acquisition-related intangibles included in operating expenses	$350 million	$0	approximately
Depreciation	$6.3 billion	$6.3 billion ^	+/- $200 million
Tax rate for Q3 and Q4	21%	21% ^	approximately
Full-year capital spending	$9.5 billion	$9.5 billion ^	+/- $500 million

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on September 16 unless updated earlier; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on July 27. Intel’s Quiet Period will start from the close of business on September 16 until publication of the company’s third-quarter earnings release, scheduled for October 18. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

^ No adjustment on a non-GAAP basis.
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Intel/Page 4

Forward-Looking Statements
The above statements and any others in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Intel/Page 5

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” paragraph of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

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Intel/Page 6

Earnings Webcast
Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and audio download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2016 on October 18. Concurrent with the earnings press release, the company plans to publish a commentary by Stacy J. Smith, Intel CFO and executive vice president, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Core, and Ultrabook are trademarks of Intel Corporation or its subsidiaries in the United States and other countries.
^^ Based on Intel's closing stock price on Tuesday, July 19, 2016
**Other names and brands may be claimed as the property of others.

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Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jun 27, 2015	Jul 2, 2016	Jun 27, 2015
NET REVENUE	$13,533	$13,195	$27,235	$25,976
Cost of sales	5,560	4,947	11,132	9,998
GROSS MARGIN	7,973	8,248	16,103	15,978

Research and development	3,145	3,087	6,391	6,082
Marketing, general and administrative	2,007	1,949	4,233	3,902
R&D AND MG&A	5,152	5,036	10,624	9,984
Restructuring and other charges	1,414	248	1,414	353
Amortization of acquisition-related intangibles	89	68	179	130
OPERATING EXPENSES	6,655	5,352	12,217	10,467
OPERATING INCOME	1,318	2,896	3,886	5,511
Gains (losses) on equity investments, net	478	100	500	132
Interest and other, net	(126)	(13)	(208)	13
INCOME BEFORE TAXES	1,670	2,983	4,178	5,656
Provision for taxes	340	277	802	958
NET INCOME	$1,330	$2,706	$3,376	$4,698

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.28	$0.57	$0.71	$0.99
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.27	$0.55	$0.69	$0.96

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,729	4,759	4,725	4,750
DILUTED	4,866	4,909	4,870	4,912

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Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Jul 2, 2016	Dec 26, 2015
CURRENT ASSETS
Cash and cash equivalents	$3,885	$15,308
Short-term investments	4,301	2,682
Trading assets	9,503	7,323
Accounts receivable, net	4,426	4,787
Inventories
Raw materials	651	532
Work in process	3,218	2,893
Finished goods	1,931	1,742
	5,800	5,167
Other current assets	3,273	3,053
TOTAL CURRENT ASSETS	31,188	38,320

Property, plant and equipment, net	33,804	31,858
Marketable equity securities	5,394	5,960
Other long-term investments	3,567	1,891
Goodwill	16,992	11,332
Identified intangible assets, net	10,821	3,933
Other long-term assets	8,065	8,165
TOTAL ASSETS	$109,831	$101,459

CURRENT LIABILITIES
Short-term debt	$4,560	$2,634
Accounts payable	3,420	2,063
Accrued compensation and benefits	2,809	3,138
Accrued advertising	736	960
Deferred income	2,807	2,188
Other accrued liabilities	4,379	4,663
TOTAL CURRENT LIABILITIES	18,711	15,646

Long-term debt	24,053	20,036
Long-term deferred tax liabilities	1,293	954
Other long-term liabilities	3,517	2,841

TEMPORARY EQUITY	890	897

Stockholders' equity
Preferred Stock	—	—
Common stock and capital in excess of par value	24,317	23,411
Accumulated other comprehensive income (loss)	(80)	60
Retained Earnings	37,130	37,614
TOTAL STOCKHOLDERS' EQUITY	61,367	61,085
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$109,831	$101,459

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Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2016	Q1 2016	Q2 2015
CASH INVESTMENTS:
Cash and short-term investments	$8,186	$5,988	$7,060
Trading assets	9,503	9,103	6,810
Total cash investments	$17,689	$15,091	$13,870

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$1,484	$1,318	$853
Deferred income from software, services and other	1,323	1,314	1,229
Total current deferred income	$2,807	$2,632	$2,082

SELECTED CASH FLOW INFORMATION:
Operating activities:
Depreciation	$1,522	$1,619	$1,977
Share-based compensation	$364	$448	$332
Amortization of intangibles	$395	$396	$214
Investing activities:
Additions to property, plant and equipment	$(2,286)	$(1,346)	$(1,767)
Acquisitions, net of cash acquired	$(50)	$(14,569)	$(467)
Investments in non-marketable equity investments	$(481)	$(182)	$(280)
Financing activities:
Repurchase of common stock	$(804)	$(793)	$(697)
Proceeds from sales of common stock to employees & excess tax benefit	$259	$356	$244
Issuance of long-term debt, net of issuance costs	$2,734	$—	$—
Payment of dividends to stockholders	$(1,233)	$(1,228)	$(1,146)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,729	4,722	4,759
Dilutive effect of employee equity incentive plans	49	66	62
Dilutive effect of convertible debt	88	87	88
Weighted average shares of common stock outstanding - diluted	4,866	4,875	4,909

STOCK BUYBACK:
Shares repurchased	26	27	24
Cumulative shares repurchased (in billions)	4.8	4.8	4.7
Remaining dollars authorized for buyback (in billions)	$7.8	$8.6	$10.9

OTHER INFORMATION:
Employees (in thousands)	106.5	112.4	106.8

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Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jun 27, 2015	Jul 2, 2016	Jun 27, 2015
Net Revenue
Client Computing Group
Platform	$6,938	$7,130	$14,137	$14,186
Other	400	407	750	771
	7,338	7,537	14,887	14,957
Data Center Group
Platform	3,718	3,573	7,425	6,985
Other	309	279	601	548
	4,027	3,852	8,026	7,533
Internet of Things Group
Platform	497	487	1,068	949
Other	75	72	155	143
	572	559	1,223	1,092
Non-Volatile Memory Solutions Group	554	696	1,111	1,288
Intel Security Group	537	488	1,074	967
Programmable Solutions Group	465	—	824	—
All other	40	63	90	139
TOTAL NET REVENUE	$13,533	$13,195	$27,235	$25,976
Operating income (loss)
Client Computing Group	$1,911	$1,603	$3,796	$3,014
Data Center Group	1,765	1,843	3,529	3,542
Internet of Things Group	89	145	212	232
Non-Volatile Memory Solutions Group	(224)	92	(319)	164
Intel Security Group	97	22	182	37
Programmable Solutions Group	(62)	—	(262)	—
All other	(2,258)	(809)	(3,252)	(1,478)
TOTAL OPERATING INCOME	$1,318	$2,896	$3,886	$5,511

During the first quarter of 2016, we formed the Programmable Solutions Group (PSG) as a result of our acquisition of Altera. Additionally, we formed the New Technology Group, which includes products designed for wearables, cameras, and other market segments (including drones). All prior-period amounts have been retrospectively adjusted to reflect the way we internally manage and monitor segment performance starting in fiscal year 2016 and include other minor reorganizations.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group. Includes platforms designed for notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•	Data Center Group. Includes platforms designed for the enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group. Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, and buildings and home use, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group.Includes NAND flash memory products primarily used in solid-state drives.

•
Intel Security Group.Includes security software products designed to deliver innovative solutions that secure computers, mobile devices, and networks around the world from the latest malware and emerging online threats.

•
Programmable Solutions Group. Includes programmable semiconductors (primary field-programmable gate array) and related products for a broad range of market segments, including communications, networking and storage, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments, and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from our NTG;

•	amounts included within restructuring and asset impairment charges;

•	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

•	divested businesses for which discrete operating results are not regularly reviewed by our CODM;

•	results of operations of start-up businesses that support our initiatives, including our foundry business; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package. Our remaining primary product lines are incorporated in "other."

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Intel/Page 11

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q2 2016	Q2 2016	Q2 YTD 2016
	compared to Q1 2016	compared to Q2 2015	compared to Q2 YTD 2015
Client Computing Group Platform
Unit Volumes	(1)%	(15)%	(15)%
Average Selling Prices	(3)%	13%	16%

Data Center Group Platform
Unit Volumes	(3)%	5%	8%
Average Selling Prices	4%	(1)%	(2)%

Client Computing Group Notebook, Desktop and Tablet Platform Key Drivers
Q2 2016 compared to Q2 2015:
- Notebook platform volumes decreased 5%
- Notebook platform average selling prices increased 2%
- Desktop platform volumes decreased 7%
- Desktop platform average selling prices increased 1%
- Tablet platform volumes of 5 million units decreased 49%
First six months of 2016 compared to the first six months of 2015:
- Notebook platform volumes decreased 4%
- Notebook platform average selling prices increased 1%
- Desktop platform volumes decreased 5%
- Desktop platform average selling prices increased 4%
- Tablet platform volumes of 9 million units decreased 47%

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Intel/Page 12

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using our GAAP effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring, asset impairment, and pension charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, assets impairments and other charges. We exclude restructuring and other costs, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance or enable effective comparisons to our past operating performance.
Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.
Gross cash, net cash and other longer term investments: We reference non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources.

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SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Millions)	Q3 2016 Outlook		2016 Outlook

GAAP Gross Margin Percentage	60%	+/- a couple pct. pts.	60%	+/- a couple pct. pts.
Adjustments for:
Deferred revenue write-down	—%		—%
Inventory valuation	—%		1%
Amortization of acquisition-related intangibles	2%		2%
Non-GAAP Gross Margin Percentage	62%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.

GAAP R&D plus MG&A spending	$5.1	approximately	$20,800	approximately
Adjustment for other acquisition-related charges	—		(100)
NON-GAAP R&D plus MG&A spending	$5.1	approximately	$20,700	approximately

GAAP Restructuring & other charges	$50	approximately	$1,600	approximately
Adjustment for restructuring charges	(50)		(1,600)
Non-GAAP Restructuring & other charges	$—		$—

GAAP Amortization of acquisition-related intangibles in operating expenses	$90	approximately	$350	approximately
Adjustment for amortization of acquisition-related amortization	(90)		(350)
Non-GAAP Amortization of acquisition-related intangibles in operating expenses	$—		$—

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Intel/Page 14

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended			Six Months Ended
($ in Millions, except per share amounts)	Jul 2, 2016	Apr 2, 2016	Jun 27, 2015	Jul 2, 2016	Jun 27, 2015

GAAP NET REVENUE	$13,533	$13,702	$13,195	$27,235	$25,976
Deferred revenue write-down	—	99	—	99	—
NON-GAAP NET REVENUE	$13,533	$13,801	$13,195	$27,334	$25,976

GAAP GROSS MARGIN	$7,973	$8,130	$8,248	$16,103	$15,978
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition-related intangibles	235	235	75	470	195
NON-GAAP GROSS MARGIN	$8,369	$8,655	$8,323	$17,024	$16,173

GAAP GROSS MARGIN PERCENTAGE	58.9%	59.3%	62.5%	59.1%	61.5%
Deferred revenue write-down, net of cost of sales	—%	0.1%	—%	—%	—%
Inventory valuation	1.2%	1.6%	—%	1.4%	—%
Amortization of acquisition-related intangibles	1.7%	1.7%	0.6%	1.8%	0.8%
NON-GAAP GROSS MARGIN PERCENTAGE	61.8%	62.7%	63.1%	62.3%	62.3%

GAAP R&D plus MG&A SPENDING	$5,152	$5,472	$5,036	$10,624	$9,984
Other acquisition related charges	—	(100)	—	(100)	—
NON-GAAP R&D plus MG&A SPENDING	$5,152	$5,372	$5,036	$10,524	$9,984

GAAP OPERATING INCOME	$1,318	$2,568	$2,896	$3,886	$5,511
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition related intangibles	324	325	143	649	325
Restructuring and other charges	1,414	—	248	1,414	353
Other acquisition related charges	—	100	—	100	—
NON-GAAP OPERATING INCOME	$3,217	$3,283	$3,287	$6,500	$6,189

GAAP NET INCOME	$1,330	$2,046	$2,706	$3,376	$4,698
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition related intangibles	324	325	143	649	325
Restructuring and other charges	1,414	—	248	1,414	353
Other acquisition related charges	—	100	—	100	—
Income tax effect	(370)	(132)	(42)	(502)	(115)
NON-GAAP NET INCOME	$2,859	$2,629	$3,055	$5,488	$5,261

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.27	$0.42	$0.55	$0.69	$0.96
Deferred revenue write down, net of cost of sales	—	0.01	—	0.01	—
Inventory valuation	0.03	0.05	—	0.08	—
Amortization of acquisition related intangibles	0.07	0.07	0.03	0.14	0.06
Restructuring and other charges	0.29	—	0.05	0.29	0.07
Other acquisition related charges	—	0.02	—	0.02	—
Income tax effect	(0.07)	(0.03)	(0.01)	(0.10)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.54	$0.62	$1.13	$1.07

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Intel/Page 15

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY
Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended			Six Months Ended
($ in Millions)	Jul 2, 2016	Jun 27, 2015	% Change	Jul 2, 2016	Jun 27, 2015	% Change

GAAP Net Revenue	537	488	10%	1,074	967	11%
Constant currency adjustment	(2)			12
Non-GAAP Net Revenue, constant currency adjusted	$535	$488	10%	$1,086	$967	12%

GAAP Operating Income	97	22	n/m	182	37	n/m
Constant currency adjustment	(5)			(2)
Non-GAAP Operating Income, constant currency adjusted	$92	$22	n/m	$180	$37	n/m

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Intel/Page 16

SUPPLEMENTAL RECONCILIATIONS OF GAAP CASH AND CASH EQUIVALENTS TO NON-GAAP GROSS CASH AND NON-GAAP NET CASH RESULTS
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

($ in Millions)	Jul 2, 2016	Apr 2, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$3,885	$3,061	$15,308
Short-term investments	4,301	2,927	2,682
Trading assets	9,503	9,103	7,323
Total cash investments	$17,689	$15,091	$25,313

GAAP OTHER LONG-TERM INVESTMENTS	$3,567	$3,097	$1,891
Loans receivable and other	1,566	1,466	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	350	350	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$5,483	$4,913	$4,061
NON-GAAP GROSS CASH	$23,172	$20,004	$29,374

($ in Millions)	Jul 2, 2016	Apr 2, 2016	Dec 26, 2015

GAAP CASH AND CASH EQUIVALENTS	$3,885	$3,061	$15,308
Short-term investments	4,301	2,927	2,682
Trading assets	9,503	9,103	7,323
Total cash investments	$17,689	$15,091	$25,313
Short-term debt	(4,560)	(3,594)	(2,634)
Unsettled trade liabilities and other	(275)	(52)	(99)
Long-term debt	(24,053)	(21,775)	(20,036)
NON-GAAP NET CASH (excluding other longer term investments)	$(11,199)	$(10,330)	$2,544

GAAP OTHER LONG-TERM INVESTMENTS	$3,567	$3,097	$1,891
Loans receivable and other	1,566	1,466	1,170
Reverse repurchase agreements with original maturities greater than approximately three months	350	350	1,000
NON-GAAP OTHER LONGER TERM INVESTMENTS	$5,483	$4,913	$4,061
NON-GAAP NET CASH (including other longer term investments)	$(5,716)	$(5,417)	$6,605